UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 3, 2006

PAVILION BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation) 135 East Maumee Street Adrian, Michigan (Address of principal executive office)	000-30521 (Commission File Number)	38-3088340 (IRS Employer Identification No.) 49221 (Zip Code)

Registrant’s telephone number, including area code: (517) 265-5144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	Ryan Luttenton, the Chief Financial Officer of Pavilion Bancorp, Inc. (the "Company") resigned effective Friday, March 3, 2006.

(c)	On March 3, 2006, the Company's Board of Directors appointed Mark D. Wolfe as the Company's Chief Financial Officer. Mr. Wolfe, age 49, first joined the Company in 2001 and has served as its Controller and as the Vice President - Finance & Accounting of Bank of Lenawee, the Company's subsidiary bank, since then. In addition, Mr. Wolfe served as the Interim Chief Financial Officer of the Company from March 2005 until January 2006. Prior to joining the Company, Mr. Wolfe held the position of Chief Financial Officer at Herrick Memorial Hospital in Tecumseh, Michigan and Chief Information Officer at Herrick Memorial Hospital in Adrian, Michigan.

Mr. Wolfe has no family relationship with any director or executive officer of the Company. There is no arrangement or understanding pursuant to which he was selected as an officer.

The Company and Mr. Wolfe have not entered into a written employment agreement.

Section 9.01   Financial Statements and Exhibits

(c)	Press Release dated March 6, 2006.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 6, 2006	PAVILION BANCORP, INC. (Registrant) By: /s/ Pamela S. Fisher —————————————— Pamela S. Fisher Corporate Secretary

EXHIBIT INDEX

99.1	Press Release Dated March 6, 2006